EXHIBIT 10.2

Smithfield Foods, Inc.
2008 Incentive Compensation Plan

Performance Share Unit Award

You have been selected to receive a Performance Share Unit Award under the Smithfield Foods, Inc. 2008 Incentive Compensation Plan (the “Plan”), as specified below:

Participant:______________________________________________________________

Address: ______________________________________________________________

Number of Performance Share Units Units: _____________________________________

Performance Period: Fiscal Years _____________

Performance Measure: Profits Before Tax (as defined below)

THIS AGREEMENT, effective on ____________ (the “Date of Grant”), represents the grant of Performance Share Units by Smithfield Foods, Inc., a Virginia corporation (the “Company”), to the Participant named above, pursuant to the provisions of the Plan.  All capitalized terms shall have the meanings in the Plan.  The parties agree as follows:

1.Performance Period. The Performance Period is the Company’s Fiscal Years ending in ________________.

2.Value of Performance Share Units. Each Performance Share Unit shall represent and have a value equal to one share of Company Stock, subject to adjustment as provided in Section 16 of the Plan.

3.Achievement of Profits Before Tax and Vesting. Subject to the remaining terms and conditions of this Agreement, the number of Performance Share Units to be vested under this Award shall be based upon the Company’s Profits Before Tax (as defined below) during each Fiscal Year (as defined below) during the Performance Period.

For any Performance Share Unit to vest, the Company must achieve Profits Before Tax of at least ______________ Dollars ($__________) in any one of the Company’s Fiscal Years during the Performance Period (the “Performance Target”) as determined by the Compensation Committee.

If the Performance Target is met, the Performance Share Units shall vest according to the following schedule:

Vesting Dates	Percentage Vested
[one year from Date of Grant]	33%
[two years from Date of Grant]	67%
[three years from Date of Grant]	100%

Profit Before Tax is the net income before deduction for income taxes of the Company as a whole.  A Fiscal Year is the fiscal year used by the Company for accounting purposes.

4.Termination Provisions. Except as provided in the next paragraph, the Participant shall be eligible for vesting and payment of earned Performance Share Units, as specified in Section 3, only if the Participant’s employment with the Company continues through the Vesting Date and the Performance Target has been achieved.

If the Participant suffers a Disability or dies, or in the event of the Participant’s Retirement, the requirement that the Participant be employed by the Company through the Vesting Date is waived.  In that case, the Participant (or in the event of the Participant’s death, the Participant’s beneficiary) shall be vested in a pro rata portion of the number of Performance Share Units equal to the number of full months of employment since the Date of Grant divided by thirty-six (36), subject to the achievement of the Performance Target.

In the event of the termination of the Participant’s employment by the Participant or the Company for any reason other than the Participant’s Disability or death during the Performance Period, the Participant shall forfeit any unvested portion of this Award, with no payment to the Participant.  The Participant’s transfer of employment to the Company or any Related Company from another Related Company or the Company during the Performance Period shall not constitute a termination of employment.

5.Dividends. The Participant shall have no right to any dividends which may be paid with respect to shares of Company Stock until any such shares are delivered to the Participant on or following a Payment Date.

6.Form and Timing of Payment of Performance Share Units. Payment of the vested Performance Share Units shall be made in Company Stock.  Payment for vested Performance Share Units shall be made on or as soon as administratively practicable (but in any event no later than 2 ½ months) following the later of (a) the Vesting Date or (b) the end of the Fiscal Year in which the Performance Target is met.

7.Tax Withholding. The Company shall have the power and the right to deduct or withhold Company Stock, or require the Participant or beneficiary to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Award.

8.Nontransferability. Performance Share Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

9.Administration. This Award and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Award, all of which shall be binding upon the Participant.

10.Specific Restrictions Upon Shares.  The Participant hereby agrees with the Company as follows:

(a)
Because any shares of Company Stock acquired with respect to the Performance Share Units shall be registered under the 1933 Act, no public offering (otherwise than on a national securities exchange, as defined in the Exchange Act) of any such Stock shall be made by the Participant under such circumstances that he or she (or such other person) may be deemed an underwriter, as defined in the 1933 Act.

11.Miscellaneous.

(a)
Change of Control.  In the event of a Qualifying Change of Control, all unvested Performance Share Units granted under this Award shall be fully vested and payment for vested Performance Share Units shall be made immediately, without regard to the attainment of the Performance Target.  The date of a Qualifying Change of Control shall be considered a Vesting Date for purposes of this Agreement.

(b)
Adjustments to Shares. Subject to Plan Section 16, in the event of any merger, reorganization, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Stock or other change in corporate structure affecting the Stock, the Committee or Board if Directors of the Company may make such substitution or adjustments in the aggregate number and kind of shares of Company Stock subject to this Performance Share Unit Award as it may determine, in its sole discretion, to prevent dilution or enlargement of rights.

(c)
Notices.  Any written notice required or permitted under this Award shall be deemed given when delivered personally, as appropriate, either to the Participant or to the Executive Compensation Department of the Company, or when deposited in a United States Post Office as registered mail, postage prepaid, addressed, as appropriate, either to the Participant at his or her address set forth above or such other address as he or she may designate in writing to the Company, or to the Attention: Corporate Secretary, at its headquarters office or such other address as the Company may designate in writing to the Participant.

(d)
Failure To Enforce Not a Waiver.  The failure of the Company to enforce at any time any provision of this Award shall in no way be construed to be a waiver of such provision or of any other provision hereof.

(e)
Governing Law.  All questions concerning the construction, validity and interpretation of this Award shall be governed by and construed according to the internal law, and not the law of conflicts, of the Commonwealth of Virginia, except that questions concerning the relative rights of the Company and the Participant with respect to Shares, shall be governed by the corporate law of the Commonwealth of Virginia.

(f)
Provisions of Plan.  The Performance Share Units provided for herein are granted pursuant to the Plan, and said Performance Share Units are in all respects governed by the Plan and subject to all of the terms and provisions thereof, whether such terms and provisions are incorporated in this Award solely by reference or expressly cited herein.  If there is any inconsistency between the terms of this Award and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Award.

(g)
Code section 162(m).  It is intended that payments pursuant to this Award to a Participant who is a “covered officer” within the meaning of section 162(m) of the Internal Revenue Code constitute “qualified performance-based compensation” within the meaning of section 1.162-27(e) of the Income Tax Regulations.  To the maximum extent possible, this Award and the Plan shall be so interpreted and construed.  No amounts in excess of the number of Performance Share Units earned under Section 3 of this Award shall be paid to the Participant.

IN WITNESS WHEREOF, the Company has executed this Award in duplicate on this _____ days of ____________, 2009.

SMITHFIELD FOODS, INC.

           By: _______________________

The undersigned hereby accepts, and agrees to, all terms and provisions of the forgoing Award.

__________________________